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                                                                   EXHIBIT 10.29

                    THE INDEBTEDNESS HEREUNDER IS SUBORDINATE
                    TO CERTAIN OTHER INDEBTEDNESS OF OBLIGOR
                     PURSUANT TO THE PROVISIONS OF THIS NOTE

                          NEGOTIABLE SUBORDINATED NOTE

Original Principal Amount: $20,000,000                          January 22, 2002

        FOR VALUE RECEIVED, the undersigned, STATER BROS. HOLDINGS INC., a Delaware corporation ("Obligor"), hereby promises to pay to H. Harrison Lightfoot, or his assigns (the "Holder"), at 1226 Sunnyside Avenue, Redlands, California 92373 (or at such other place as the Holder may designate by written notice to Obligor from time to time), the principal amount of TWENTY MILLION DOLLARS ($20,000,000), with interest on the principal amount hereof from time to time outstanding at the rate of five percent (5%) per annum, payable (subject to the terms and conditions hereof) as follows:

        (a) interest shall be payable semi-annually in arrears on each March 31 and September 30 during the term of this Note, commencing with March 31, 2002; and

        (b) on March 31, 2007, the entire amount of outstanding principal and accrued but unpaid interest as of such time shall be due and payable in full.

        This Note is the Seller Note referred to in the Agreement for Liquidation of Partnership Interest and Redemption of Common Stock dated November 30, 2001, as amended by Amendment Number One thereto, among the Obligor and the Holder (the " Redemption Agreement"). Unless otherwise defined herein, terms defined in the Redemption Agreement and used herein shall have the meanings given to them in the Redemption Agreement. Payment of this Note is subordinated pursuant to the provisions set forth in Section 4 hereof.

        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES LAW OF 1933 OR THE SECURITIES LAW OF ANY STATE. NO TRANSFER OF THIS NOTE MAY BE MADE EXCEPT IN ACCORDANCE WITH SUCH LAWS. SEE SECTION 4.11 HEREIN.

        1. Allocation of Payments; Prepayments. All payments made in respect of this Note shall first be allocated to accrued but unpaid interest and then to unpaid principal. Payments of principal and interest due under this Note shall be made in lawful money of the United States of America and in immediately available funds. The principal of this Note may be prepaid, without premium, penalty or discount, in whole or in part, at any time and from time to time.

        2. Acceleration Upon Default. The Holder may declare the entire unpaid principal amount of this Note, together with all accrued and unpaid interest, to be immediately due and payable upon written demand, at the Holder's election, if the Obligor fails to make a payment of principal or interest when due and such failure continues without cure for a period of 30 days


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following receipt of a written notice from the Holder of the Obligor's failure to pay (a "Default").

        3. Rights and Remedies. The Holder shall have all rights and remedies provided for by applicable law (including all forms of legal and equitable relief) with respect to the acceleration hereof or a Default hereunder and the Holder shall in addition have the other rights and remedies provided for in this Note. All rights and remedies contemplated in the preceding sentence shall be independent and cumulative, and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one right or remedy shall not be deemed to be an election of such right or remedy or to preclude or waive the exercise of any other right or remedy.

        4. Subordination. This Note is subordinate in right of payment of interest and principal to the Senior Debt Holders (as hereinafter defined) on the terms and subject to the conditions hereof.

            4.1 Definitions.

            As used in this Note, the following terms shall have the meanings set forth below:

            "Bankruptcy Code" shall mean the Bankruptcy Code, 11 U.S.C. 101 et seq., as amended, and any similar or successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

            "Indebtedness" shall mean (without duplication) (i) all indebtedness for borrowed money or as evidenced by notes, bonds, debentures or similar evidences of indebtedness, all obligations for the deferred and unpaid purchase price of any property, service or business (other than trade accounts payable and accrued liabilities incurred in the ordinary course of business and constituting current liabilities in accordance with generally accepted accounting principles), and all obligations under capitalized leases, (ii) letters of credit and all reimbursement obligations related thereto, (iii) the aggregate net liability in respect of interest rate swap agreements, currency swap agreements and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates, (iv) any liability secured by any lien in respect of any obligation of the type described in clauses (i) through (iii) on property owned or acquired, whether or not such liability shall have been assumed, and (v) all guarantees or other credit support in respect of any obligation of the type described in clauses (i) through (iii).

            "Senior Debt Holders" shall mean, at any time, the holders of Senior Indebtedness at such time.

            "Senior Indebtedness" shall mean (i) all obligations under the credit agreement dated as of August 6, 1999 by and among the Obligor, Stater Bros. Markets and Bank of America, N.A., (ii) all obligations under the Indenture dated as of August 6, 1999, between the Obligor and IBJ Whitehall Bank & Trust Company, including the related 10.75% Senior Notes due 2006, (iii) any other borrowing arrangement between the Obligor and a bank, institutional investor or similar financial lender or (iv) any other Indebtedness for borrowed


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money (other than, with respect to clause (iv), (A) Indebtedness incurred by the
Obligor in the ordinary course to trade creditors or others furnishing services to the Obligor and (B) obligations under the Note), and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in the case of each of clauses (i) through (iv), as incurred, amended, modified, renewed, refunded, replaced or refinanced from time to time, in whole or in part and any loan agreements, notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing
(and whether incurred before, on or after the date hereof), and all obligations of any other person or entity as endorser, guarantor or surety of or for any of such Indebtedness or obligation owed by the Obligor, including, without limitation, all principal, interest (including all interest accruing after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Obligor) accruing thereon, charges, expenses, fees and other sums chargeable to the Obligor by the holder of any such Indebtedness or obligation, and reimbursement, indemnity or other obligations due and payable to any holder of such Indebtedness or obligation, in each case in such holder's capacity as a Senior Debt Holder.

        4.2 Subordination of Note to Senior Indebtedness. The Obligor and the Holder agree that, to the extent and in the manner hereinafter set forth, the indebtedness incurred in connection with this Note and represented by this Note and the payment of the principal and interest (including, without limitation, any interest accruing subsequent to the commencement of any proceeding against or with respect to the Obligor under the Bankruptcy Code or any other proceedings in insolvency, bankruptcy, receivership, reorganization, dissolution, assignment for the benefit of creditors or other similar case or proceeding) on this Note and all other indebtedness, obligations and liabilities, now existing or hereafter created, arising under or in connection with this Note, including without limitation, all expenses, fees, indemnities, interest and other amounts payable hereunder (all of the foregoing, the "Subordinated Obligations") are hereby expressly made subordinated, junior and subject in right of payment to the prior payment in full of all Senior Indebtedness.

        The expression "payment in full" or any similar term(s) or phrase(s) when used in this Section 4 with respect to Senior Indebtedness shall mean the indefeasible satisfaction and final payment in full of all such Senior Indebtedness in cash, or, in the case of Senior Indebtedness consisting of contingent obligations including, without limitation, contingent obligations in respect of letters of credit or other reimbursement guarantees, the setting apart of cash sufficient to discharge such portion of Senior Indebtedness in an account for the exclusive benefit of the holder thereof, in which account such holders shall be granted by the Obligor a first priority perfected security interest in a manner acceptable to such holders, which payment or perfected security interest shall have been retained by the holders of Senior Indebtedness, in each case, for a period of time in excess of all applicable preference or other similar periods under applicable bankruptcy, insolvency or creditors rights laws.

        4.3 Subordination Upon Bankruptcy or Insolvency. In the event of (a) any insolvency or bankruptcy case or proceeding under the Bankruptcy Code or any other similar federal or state law, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, against or with respect to the Obligor as debtor, (b) any involuntary liquidation, dissolution or other winding-up of the Obligor, whether or not involving insolvency


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or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Obligor, then and in any such event:

            (a) the Holder irrevocably authorizes and empowers the Senior Debt Holders to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, before the Holder receives any payment on account of the Subordinated Obligations;

            (b) the Holder irrevocably authorizes and empowers the Senior Debt Holders to receive any payment or distribution of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holder would be entitled but for the provisions of this Section 4, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Obligor being subordinated to the payment of this Note, which shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Senior Debt Holders or any agent thereof, to the extent necessary to make Payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any current payment or distribution to the Senior Debt Holders; and

            (c) in the event that, notwithstanding the foregoing provisions of this subsection 4.3 or otherwise contrary to any provisions hereof, the Holder of this Note shall have received such payment or distribution of any kind or character, whether in cash, property or securities, before all Senior Indebtedness is paid in full, then and in such event such payment or distribution shall be deemed to be the property of, segregated, received and held in trust for the benefit of, and shall be immediately paid over or delivered forthwith to the agent of, the Senior Debt Holders for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the Senior Debt Holders.

            The Holder agrees that while it shall retain the right to vote its claims and otherwise act in any such reorganization proceeding relative to the Obligor (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension), the Holder shall not take any action or vote in any way so as to contest (i) the validity or enforceability of the subordination provisions of this Note or any agreement or instrument to the extent evidencing or relating to the Senior Indebtedness or (ii) without prejudicing the rights of the Holder to seek the same, any motion by the Senior Debt Holders for post-petition interest in any proceeding referred to in this subsection 4.3, it being understood that the above restrictions shall not prevent or restrict any action or vote in favor of any such plan, provided that the Holder complies with the provisions of subsection 4.3 hereof.


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        4.4 Subordination Upon Default of Senior Indebtedness or of Subordinated
Obligations.


            (a) No payment shall be made by the Obligor and no payment shall be received by the Holder on account of the Subordinated Obligations, and the Holder shall not assert, participate in or bring any sort of action, suit or proceeding (including, without limitation, bankruptcy or insolvency proceedings) either at law or in equity for the enforcement, collection or realization of all or any part of the Subordinated Obligations, if:

                (i) a default in the payment of principal, interest, or other obligations due on any Senior Indebtedness occurs and is continuing, unless and until such default shall have been cured or waived or shall have ceased to exist; or

                (ii) a default, other than a payment default, on Senior Indebtedness occurs and is continuing that then permits holders of Senior Indebtedness to accelerate its maturity and the Holder receives a notice of the default (a "Payment Blockage Notice") from a holder of Senior Indebtedness.

            If the Holder receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this subsection unless and until (a) at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice; and (b) all scheduled payments on this Note that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Holder (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

            The Obligor may and shall resume payments of this Note upon the earlier of:

                (1) in the case of a default referred to in clause (i) above, the date upon which the default is cured or waived or ceases to exist, or

                (2) in the case of a default referred to in clause (ii) above, the earlier of the date on which such default is cured or waived or ceases to exist or 179 days pass after the date on which the applicable Payment Blockage Notice is received, if the maturity of such Senior Indebtedness has not been accelerated, unless this Note otherwise prohibits the payment or distribution at the time of such payment or distribution.

            In the event such Senior Debt Holder waives the default or determines that the default has been cured to its satisfaction, such Senior Debt Holder shall so notify the Holder and the Obligor in writing and the suspended payments may resume. Such resumed payments shall be subject to all of the terms and subordination provisions of this Note. The cessation of the restrictions set forth in subsection 4.4(a) shall not impair the senior priority of payment of the Senior Indebtedness or the senior priority of all security interests securing the Senior Indebtedness, and the Senior Debt Holders shall remain entitled to receive payment in full of all


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amounts due or to become due on or in respect of all Senior Indebtedness before the Holder receives any payment on account of the Subordinated Obligations.

            (b) In the event that default occurs under any document governing the Subordinated Obligations, the restrictions set forth in subsection 4.4(a) above shall apply as if Obligor had received a Payment Blockage Notice on the date of such default (whether or not a Payment Blockage Notice was previously received by the Obligor). During the period of the restrictions set forth in subsection 4.4(a), the Holder shall immediately cease any action, suit or proceeding for the enforcement, collection or realization of all or any part of the Subordinated Obligations then being pursued by the Holder (regardless of whether such Senior Debt Holder has demanded payment of its Senior Indebtedness or commenced action to enforce the Senior Indebtedness or to realize upon such Senior Debt Holder's security interests, mortgages and/or other liens in the collateral security for such Senior Indebtedness under the agreements and instruments relating to such Senior Debt Holder's Senior Indebtedness or as otherwise authorized by applicable law).

            (c) In the event that, notwithstanding the foregoing provisions of this subsection 4.4, the Holder shall have received any payment or distribution of any kind or character, whether in cash, property or securities, that it is prohibited from receiving pursuant to this subsection 4.4, before all Senior Indebtedness is paid in full, then and in such event such payment or distribution shall be deemed to be the property of, segregated, received and held in trust for the benefit of, and shall be immediately paid over or delivered forthwith to, the Senior Debt Holders for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the Senior Debt Holders.

            (d) The provisions of this subsection 4.4 shall not apply to any payment with respect to which subsection 4.3 would be applicable.

        4.5 Holder's Rights and Remedies. If the Holder in violation of this
Section 4 shall assert or bring any action, suit or proceeding against the Obligor, the Obligor may interpose as a defense or dilatory plea the making of this Note. If the Holder shall attempt to enforce, collect or realize upon this
Note in violation of this Section 4, the Obligor may restrain any such enforcement, collection or realization.

            With respect to the holders of the Senior Indebtedness, the Holder agrees that there are no implied covenants or obligations of such holders of the Senior Indebtedness with respect to the delivery of notices to the Holder other than to deliver a Payment Blockage Notice to cause the Holder to be subject to the restrictions contained in subsection 4.4.

            Subject to the payment in full of all Senior Indebtedness, the Holder of this Note shall be subrogated, to the extent permitted by applicable law, to the rights of the Senior Debt Holders to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest on this Note and any fees or other amounts payable by the Obligor under this Note shall be paid in full. Notwithstanding the foregoing, the Senior Debt Holders make no representations or warranties whatsoever as to the validity or enforceability of the Senior Indebtedness or any collateral thereunder. For purposes of such


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subrogation, no payments or distributions to the Senior Debt Holders of any cash, property or securities to which the holder of this Note would be entitled except for the provisions of this Section 4, and no payments over pursuant to the provisions of this Section 4 to the Senior Debt Holders by the holder of this Note, shall, among the Obligor, its creditors, other than the Senior Debt Holders, and the Holder of this Note, be deemed to be a payment or distribution by the Obligor to or on account of the Senior Indebtedness. The provisions of this subsection 4.5 shall survive the termination of this Note.

        4.6 No Waiver of Subordination Provisions. No right of any present or future Senior Debt Holder to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Obligor, or by any non-compliance by the Obligor with the terms, provisions and covenants of this Note, regardless of any knowledge thereof any such Senior Debt Holder may have or be otherwise charged with.

            Without in any way limiting the generality of the foregoing paragraph, the Senior Debt Holders may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Note or the obligations hereunder of the Holder to the Senior Debt Holders, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew, amend, modify or alter, any Senior Indebtedness or any instrument evidencing the same or any agreement evidencing, governing, creating, guaranteeing or securing any Senior Indebtedness; (b) sell, exchange, release or otherwise deal with any guarantees, property pledged, mortgaged or otherwise securing Senior Indebtedness and make any settlements and compromises thereof; (c) release any person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Obligor, Guarantor and any other person.

            No knowledge of any breach or other non-observance by the Holder of the terms and provisions of this Note shall constitute a waiver hereof, nor a waiver of any obligations to be performed by the Holder hereunder.

        4.7 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Obligor referred to in this Section 4, the Holder shall be entitled to rely upon any order or decree by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness of the Obligor and other indebtedness of the Obligor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 4.

        4.8 Holder Entitled to Assume Payments Not Prohibited in Absence of Notice. The Holder shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to the Holder pursuant to subsection 4.4(a), unless and until the Holder shall have received a Payment Blockage Notice thereof at its principal place


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of business set forth above (or such other address which shall have been given in writing to the trustee for any Senior Debt issued pursuant to an indenture, and the Obligor) from the Obligor or from one or more Senior Debt Holders or from any representative or representatives thereof; and prior to the receipt of any such Payment Blockage Notice the Holder shall be entitled to assume conclusively that no such facts exist.

            The Holder shall be entitled to rely on the delivery to him of a Payment Blockage Notice by a person representing itself to be a Senior Debt Holder to establish that such notice has been given by a Senior Debt Holder. In the event that the Holder determines in good faith that further evidence is required with respect to the right of any person as a Senior Debt Holder to participate in any payment or distribution pursuant to this Section 4, the Holder may request such person to furnish evidence to the reasonable satisfaction of the Holder as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Section 4 and, if such evidence is not furnished, the Holder may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

        4.9 Reliance. The Holder acknowledges and agrees that the provisions of this Section 4 are, and are intended to be, an inducement and a consideration to each Senior Debt Holder, whether the Senior Indebtedness was created or acquired before or after the issuance of this Note, to acquire and/or continue to hold such Senior Indebtedness and each Senior Debt Holder shall be deemed conclusively to have relied on the provisions of this Section 4 in acquiring and/or continuing to hold such Senior Indebtedness. In furtherance of the foregoing, the Holder represents and warrants to the holders of the Senior
Indebtedness: the Obligor owes to the Holder, as of the date hereof, the aggregate principal amount of this Note; there are no guarantees for this Note; and this Note is not as of the date hereof subject to any lien, security interest, guarantees, subordination or collateral assignment, except the subordination in favor of holders of Senior Indebtedness pursuant hereto and contemplated by subsection 4.10 hereof..

        4.10 Further Assurances. The Holder agrees to cooperate with the Obligor in connection with implementing the subordination of this Note to such Senior Indebtedness as may be incurred by the Obligor after the date hereof and encumbrances granted to secure such Senior Indebtedness, including without limitation by executing such agreements of subordination as may be reasonably required by the Senior Debt Holders of such Senior Indebtedness.

        4.11 Limitations on Transfer. The Holder acknowledges that this Note has not been registered under the Securities Act of 1933 or under the corporate securities law of California or of any other state. Any transfer of this Notes is subject to the limitations created by such laws; and the Obligor has no obligation to register the Note, or take any other action with respect to the qualification of this Note for sale under any of such laws. No transfer of this Note may be made, or shall be recognized by the Obligor, unless and until the Obligor has received an opinion of legal counsel satisfactory to it to the effect that such transfer may be made in accordance with law.

        In addition, transfer of this Note is subject to a right of first refusal on the part of Obligor, La Cadena Investments and Stater Bros. Markets, as set forth in Section 7.4 of the Redemption Agreement.


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        5. Miscellaneous.

            (a) Severability. If any provision of this Note or the application thereof to any person(s) or circumstances shall be invalid or unenforceable to any extent, (i) the remainder of this Note and the application of such provision to other persons or circumstances) shall not be affected thereby and (ii) each such provision shall, as to such person or circumstances as to which it is not enforceable in full, be enforced to the greatest extent permitted by law.

            (b) Amendments; No Waiver; Successors and Assigns. No amendment, modification, rescission, waiver, forbearance or release of any provision of this Note shall be valid or binding unless made in writing and executed by a duly authorized representative of Obligor and the Holder. No consent or waiver, express or implied, by the Holder to or of the breach by Obligor in the performance by it of any of its obligations hereunder shall be deemed or construed to be a consent to or waiver of the breach in the performance of the same or any other obligation of Obligor hereunder. Failure on the part of the Holder to complain of the act or failure to act by Obligor or to declare Obligor in breach irrespective of how long such failure continues, shall not constitute a waiver by the Holder of any of its rights hereunder. All consents and waivers shall be in writing. All of the terms, covenants and conditions contained in this Note shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, personal representatives, estates, successors and permitted assigns.

            (c) Governing Law. This Note, and the rights and obligations hereunder, including the performance and enforceability hereof, shall be governed and enforced by and construed in accordance with the laws of the State of California, without regard to the principles of conflicts of law.

            (d) Waiver of Notice. The Obligor hereby waives demand, presentment, protest, notice of protest, notice of dishonor or nonpayment, and any other condition precedent to action against the Obligor for the payment hereof.

            (e) Attorney Fees. If any judicial proceeding shall be brought to enforce the terms and provisions of this Note, the prevailing party shall be entitled to recover its reasonable costs and expenses incurred in connection with such proceeding, including attorney fees and disbursements.

        IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered by its duly authorized representative as of the date first set forth above.

                                    OBLIGOR:

                                    STATER BROS. HOLDINGS INC.,
                                    a Delaware corporation

                                    By:_______________________________
                                       Jack H. Brown
                                       Its: Chairman of the Board, President
                                            & CEO


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Acknowledged and agreed with
respect to the obligations of
the Holder hereunder:

-----------------------------------
H. Harrison Lightfoot


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